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                                                                    EXHIBIT 12-1

                     CKE RESTAURANTS, INC. AND SUBSIDIARIES

                     COMPUTATION OF RATIO OF DEBT TO EQUITY

                                                                   FISCAL YEAR ENDED JANUARY 31
                                                      ---------------------------------------------------------
                                                       1996         1995        1994         1993         1992
                                                      --------     -------     -------     --------    --------
                                                                      (Amounts in thousands)
Debt:
Current portion of long-term debt.................    $  8,575     $ 8,168     $13,207     $ 28,467    $ 29,759
Current portion of capital lease obligations......       3,745       3,581       3,354        3,158       2,959
                                                      ---------    -------     -------     ---------   --------
                                                        12,320      11,749      16,561       31,625      32,718
                                                      --------     -------     -------     --------    --------

Long-term debt....................................      30,321      27,178      17,414       31,742      50,485
Capital lease obligations.........................      40,233      42,691      45,886       48,512      51,589
                                                      --------     -------     -------     ---------   --------
                                                        70,554      69,869      63,300       80,254     102,074
                                                      --------     -------     -------     --------    --------
                                                      $ 82,874     $81,618     $79,861     $111,879    $134,792
                                                      ========     =======     =======     ========    ========
Stockholders' equity:
Common stock......................................    $    192     $   188     $   186     $    181    $    179
Additional paid-in capital........................      38,713      35,119      33,742       28,612      26,609
Retained earnings.................................      67,393      57,725      58,148       55,939      62,891
Treasury stock....................................      (5,109)     (4,558)         --           --          --
                                                      --------    --------     -------     --------    --------
                                                      $101,189     $88,474     $92,076     $ 84,732    $ 89,679
                                                      ========     =======     =======     ========    ========
Ratio of debt to equity...........................         0.8x        0.9x        0.9x         1.3x        1.5x
                                                      ========     =======     =======     ========    ========